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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan and to the incorporation by reference therein of our report dated December 10, 2002, with respect to the consolidated financial statements and schedule of NCI Building Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended November 2, 2002 filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Houston, Texas
December 12, 2003